                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), effective as of March 14, 2002, by and between Insignia Financial Group, Inc., a Delaware corporation (the "Company"), and FRANK M. GARRISON (the "Executive").

     WHEREAS, the Executive is presently employed by the Company pursuant to an Employment Agreement between the Company and the Executive, entered into on August 1, 2000 (the "Agreement"); and

     WHEREAS, the Executive and the Company desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the Executive and the Company agree as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     2. AMENDMENT TO SECTION 1 OF THE AGREEMENT. Section 1 of the Agreement is amended as follows:

         (a) "2002" is replaced with "2005", thereby defining the Expiration Date as December 31, 2005, subject to earlier termination as set forth in the Agreement, and requiring the referenced notice, if any, to be given at least six
(6) months prior to December 31, 2005; and

         (b) as of January 1, 2003, the "Effective Date" shall be defined as "January 1, 2003". Accordingly, all benefits, consideration, restrictions and/or obligations with a duration measured from the Effective Date shall thereafter be measured from January 1, 2003.

     3. OPTIONS. The Company hereby affirms its conditional grant to the Executive of an option pursuant to the Insignia Financial Group, Inc. 1998 Stock Incentive Plan to purchase One Hundred Thousand (100,000) shares of the Class A Common Stock, par value $.01 per share, of Insignia Financial Group, Inc. However, this grant will only be effective subject to, and upon the Executive's execution of, a Stock Option Agreement in the form annexed hereto as Exhibit A.

     4. RETENTION BONUS. The Executive shall be paid a retention bonus in the amount of $500,000, to be paid in a manner and at a time (in one or more installments) as shall be mutually agreed by the Executive and the Company.

     5. AFFIRMATION. Except as amended hereby, the Agreement shall remain in full force and effect.

     6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

     IN WITNESS WHEREOF the parties have executed this Amendment below as of the day first above written.

                                    INSIGNIA FINANCIAL GROUP, INC.

                                    By: /s/ Adam B. Gilbert
                                        ---------------------------------------

                                    Name: Adam B. Gilbert
                                         --------------------------------------

                                    Title: Executive Vice President
                                          -------------------------------------

                                    /s/ Frank M. Garrison
                                    -------------------------------------------
                                                FRANK M. GARRISON

                                    AGREEMENT

     AGREEMENT (the "Agreement"), effective as of March 14, 2002, by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), and FRANK M. GARRISON ("Garrison").

     WHEREAS, Garrison is presently employed by the Company pursuant to an Employment Agreement between the Company and Garrison, entered into on August 1, 2000 (the "Garrison Employment Agreement");

     WHEREAS, the Company desires to extend the term of the Garrison Employment Agreement pursuant to a written amendment to be mutually agreed upon by the respective parties hereto (the "Amendment"); and

     WHEREAS, in consideration of, and as an inducement to, Garrison entering into the Amendment with the Company, the Company has agreed to grant to Garrison a contingent retention bonus in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, Garrison and the Company agree as follows:

     8. DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Garrison Employment Agreement.

     9. BONUS.

         The Company agrees to pay to Garrison a contingent bonus of $500,000, payable in installments from, and to the extent of, any Net Promote Proceeds (as defined below) within a reasonable time after such Net Promote Proceeds are received by the Company from time to time.

     10. NET PROMOTE PROCEEDS.

         For purposes of this Agreement, the term "Net Promote Proceeds" shall mean 33.5% of the aggregate proceeds, actually received by the Company, if any, from its promote participations in the Insignia Opportunity Partners and/or Insignia Opportunity Partners II (collectively, the "Opportunity Partnerships") until Garrison has received his full $500,000 bonus, subject to Section 4 hereof. For the avoidance of doubt, the parties hereto acknowledge and agree that the bonus to be paid to Garrison in accordance with this Agreement is contingent upon the Company actually receiving promote proceeds from the Opportunity Partnerships, and then only in accordance with the percentage set forth in this section 3. The Net Promote Proceeds shall not include any return the Company earns on any actual investment by the Company in the Opportunity Partnerships nor any fees received by the Company in respect of acquisition or asset management services.

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

     11. BONUS TERMINATION.

         Notwithstanding anything to the contrary contained herein, no payments shall be paid to Garrison following the date his employment with the Company (or his engagement as a consultant with Company, as provided in Section 2(d) of the Garrison Employment Agreement) is terminated as a result of (i) a voluntary termination (other than a termination upon the occurrence of an Extraordinary Transaction, Influence Change Event or an Extraordinary Stock Event); or (ii) a Termination for Cause (as those terms are defined in the Garrison Employment Agreement).

     12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

         IN WITNESS WHEREOF the parties have executed this Agreement below as of the day first above written.

                                         INSIGNIA FINANCIAL GROUP, INC.

                                         By: /s/ Adam B. Gilbert
                                             -----------------------------------

                                         Name: Adam B. Gilbert
                                              ----------------------------------

                                         Title: Executive Vice President
                                               ---------------------------------

                                         /s/ Frank M. Garrison
                                         ---------------------------------------
                                                   FRANK M. GARRISON










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